Exhibit 99.2

Analyst Contacts:    Thad Vayda                News Release
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:    Pam Easton                FOR RELEASE: November 7, 2014
+1 713-232-7647

TRANSOCEAN PARTNERS LLC RESCHEDULES THIRD QUARTER 2014 EARNINGS RELEASE AND CONFERENCE CALL

ABERDEEN, SCOTLAND-November 7, 2014-Transocean Partners LLC (NYSE: RIGP) will report earnings for the three months ended September 30, 2014 on Monday, November 10, 2014 before the opening of trading on the NYSE.
Transocean Partners will conduct a teleconference starting at 9:30 a.m. EST, 2:30 p.m. GMT, on Monday, November 10, 2014 to discuss the third quarter results. Individuals who wish to participate in the teleconference should dial +1 913-312-1437 and refer to confirmation code 9312159 approximately 10 minutes prior to the scheduled start time.
In addition, the teleconference will be simulcast in a listen-only mode over the Internet and can be accessed at Transocean Partners’ website, www.transoceanpartners.com, by selecting "Investor Relations."
A telephonic replay of the conference call will be available after 12:30 p.m. EST, 5:30 p.m. GMT, on November 10, 2014, and can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 9312159. Also, a replay will be available by visiting the aforementioned website address.
About Transocean Partners LLC
Transocean Partners LLC is a growth-oriented limited liability company formed by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Headquartered in Aberdeen, Scotland, Transocean Partners LLC’s assets consist of 51 percent interests in subsidiary companies (or “subsidiaries”) that own and operate three ultra-deepwater drilling rigs.